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                                                                   Exhibit 99.1

Contact:
Colleen T. White, Corporate Communications - 201-847-5369
Patricia A. Spinella, Investor Relations - 201-847-5453


                           BD BOARD DECLARES DIVIDEND


Franklin Lakes, NJ (February 1, 2005) - The Board of Directors of BD (Becton, Dickinson and Company) (NYSE:BDX) has declared a quarterly dividend of 18 cents per common share. The dividend will be payable on March 31, 2005 to holders of record on March 10, 2005. The indicated annual dividend rate is 72 cents per share.


BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2004, BD reported total revenues of $4.935 billion.

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